Exhibit 5.1

June 6, 2016

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

Re:	T-Mobile US, Inc.

Registration Statement on Form S-3 (File No. 333-210920)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-210920, as amended (the “Registration Statement”), of T-Mobile US, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the prospectus supplement, dated June 6, 2016, filed with the Commission on June 6, 2016 pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”) in connection with the offering by the Company of shares of the Company’s common stock, par value $0.00001 per share (the “Shares”) pursuant to the Company’s Stock Up Rewards Plan (the “Plan”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, if and to the extent issued by the Company pursuant to the Plan described in the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration

June 6, 2016

Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP